  Exhibit 99.1

Support.com Reports Second Quarter 2019 Financial Results

SUNNYVALE, CA / ACCESSWIRE / August 14, 2019 / Support.com, Inc. (NASDAQ:SPRT), a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions, today reported unaudited GAAP financial results for its second quarter ended June 30, 2019.

Q2 2019 Financial Summary

For the second quarter of 2019, total revenue was $16.7 million, a decrease of 4 percent compared to revenues of $17.5 million in the second quarter of 2018 and down 8 percent compared to revenues of $18.1 million in the first quarter of 2019. This decrease in revenue from the first quarter primarily reflects lower billable hours with our major customers but was somewhat offset by new subscriber growth.

We recorded net income for the second quarter of 2019 of $0.7 million, or $0.03 per share, compared to a net income of $0.4 million, or $0.02 per share, in the second quarter of 2018 and net income of $1.4 million, or $0.08 per share, in the first quarter of 2019.

Key changes in our net income/(loss) included the following:

●
Gross profit increased by $1.0 million in the second quarter compared to the same period in 2018, and decreased by $0.2 million compared to the first quarter of 2019.

●
Our gross profit margin increased by 7 percent compared with the same quarter of 2018 and increased by 1 percentage point relative to the first quarter of 2019.

●
Operating expenses in the second quarter of 2019 were $3.4 million, as compared with $2.8 million of operating expenses in the second quarter of 2018 and $3.0 million of operating expenses in the first quarter of 2019.

●
Operating expenses in the second quarter of 2019 include $0.3 million of legal charges not directly related to our ongoing business operations.

Balance Sheet Information

At June 30, 2019, cash, cash equivalents and short-term investments were $43.2 million as compared with $48.0 million at March 31, 2019, and $49.6 million at December 31, 2018. The decrease in cash reflects the $10 million payment to the Federal Trade Commission (“FTC”) on April 1, 2019, as a part of the previously disclosed settlement negotiations. This decrease in cash was offset by earnings and a reduction in working capital.

Total assets as of June 30, 2019, were $57.1 million and total shareholders’ equity was $50.3 million.

Support.com will not host a conference call discussing the Company’s second quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions. The company’s skilled US-based workforce delivers high quality, turnkey support solutions. With more than 20 years serving well-known brands, Support.com has the expertise, tools, and software solutions to troubleshoot and maintain all the devices in the connected home, helping people get the most out of their technology. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2019 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Support.com. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as "will", "expect", "believe", "anticipate", "estimate", "should", "intend", "plan", "potential", "predict" "project", "aim", and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Support.com, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company's and management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Forward-looking statements include, but are not limited to, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims; and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Our filings with the SEC, which may be obtained for free at the SEC's website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Investor Relations, Support.com
+1 (650) 556-8574
IR@support.com

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2019 (1)	2018 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$43,246	$49,649
Accounts receivable, net	11,571	12,292
Prepaid expenses and other current assets	603	999
Total current assets	55,420	62,940
Property and equipment, net	590	703
Intangible assets, net	250	250
Right of Use assets	144	-
Other assets	712	707

Total assets	$57,116	$64,600

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$3,556	$3,791
Other accrued liabilities	1,050	978
Accrued legal settlement	-	10,000
Short-term lease liability	138	-
Short-term deferred revenue	1,210	1,135
Total current liabilities	5,954	15,904
Long-term lease liability	7	-
Other long-term liabilities	808	800
Total liabilities	6,769	16,704

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	268,963	268,794
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,321)	(2,507)
Accumulated deficit	(211,000)	(213,096)
Total stockholders' equity	50,347	47,896

Total liabilities and stockholders' equity	$57,116	$64,600

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended Decembeer 31, 2018.

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019 (1)	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Revenue:
Services	$15,508	$16,864	$16,220	$32,372	$31,420
Software and other	1,188	1,200	1,248	2,388	2,570
Total revenue	16,696	18,064	17,468	34,760	33,990

Cost of revenue:
Cost of services	12,686	13,798	14,462	26,484	28,573
Cost of software and other	38	54	46	92	101
Total cost of revenue	12,724	13,852	14,508	26,576	28,674
Gross profit	3,972	4,212	2,960	8,184	5,316
Operating expenses:
Research and development	915	749	681	1,664	1,392
Sales and marketing	438	392	409	830	959
General and administrative	2,090	1,896	1,677	3,986	3,823
Total operating expenses	3,443	3,037	2,767	6,480	6,174

Income (loss) from operations	529	1,175	193	1,704	(858)

Interest income and other, net	255	296	230	551	435

Income (loss) before income taxes	784	1,471	423	2,255	(423)

Income tax provision (benefit)	131	28	27	159	(53)

Net income (loss)	$653	$1,443	$396	$2,096	$(370)

Net earnings (loss) per share
Basic	$0.03	$0.08	$0.02	$0.11	$(0.02)
Diluted	$0.03	$0.08	$0.02	$0.11	$(0.02)

Shares used in computing per share amounts
Basic	18,962	18,955	18,765	18,959	18,751
Diluted	19,018	19,004	18,947	19,010	18,751

SOURCE: Support.com, Inc.